UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2013

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously announced, on January 6, 2013, AllDigital Holdings, Inc., a Nevada corporation (“AllDigital”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Broadcast International, Inc., a Utah corporation (“Broadcast”) and Alta Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Broadcast (“Merger Sub”). The Merger Agreement contemplates that, assuming the satisfaction of certain conditions precedent to closing, Merger Sub will be merged with and into AllDigital, and AllDigital will survive as a wholly-owned subsidiary of Broadcast International.

On February 6, 2013, AllDigital provided written notice of its belief that certain material representations and warranties in the Merger Agreement were inaccurate when made (the “Initial Notice”). In the Initial Notice, AllDigital also identified its requirements for curing these alleged inaccuracies and notified Broadcast that if such alleged inaccuracies are not cured or otherwise resolved within thirty (30) days of the Initial Notice, or it earlier becomes apparent that such alleged inaccuracies cannot be cured, AllDigital may terminate the Merger Agreement in accordance with its terms. On March 6, 2013, AllDigital provided written notice extending the period to cure until April 7, 2013, and on or about April 7, 2013, AllDigital agreed to extend the period for cure until May 7, 2013, subject to AllDigital and Broadcast signing the Amendment described below.

On April 9, 2013, Broadcast, Merger Sub and AllDigital entered into a First Amendment to Agreement and Plan of Merger (the “Amendment”), which made two modifications to the Merger Agreement. First, the Amendment added a new paragraph 8.1(l), under which either party can terminate the Merger Agreement without cause upon three (3) days advance written notice. Second, the Amendment suspended the application of the non-solicitation and other “no shop” provisions of the Agreement, and suspended the parties’ obligations to prepare a joint registration/proxy statement, until such time as Broadcast and AllDigital mutually approve and agreed to file a joint registration/proxy statement.

Forward Looking Statements

Statements in this Current Report on Form 8-K (the “Form 8-K”) regarding the possibility of termination of the Merger Agreement without closing, or the possibility of the Merger closing, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not purely statements of historical fact should also be considered to constitute forward-looking statements. Actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the proposed Merger may not close as a result of, among other possible reasons, alleged breaches of representations and warranties or a failure to satisfy conditions to closing, and other risks and uncertainties more fully described in AllDigital’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC. Investors and security holders are also urged to read the risk factors set forth in the joint proxy statement/prospectus carefully when they are available.

In addition, the statements made in this Form 8-K reflect information and beliefs as of the date of the filing of the Form 8-K. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of filing of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2013	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ John Walpuck
	Name:	John Walpuck
	Title:	Chief Financial Officer

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